Exhibit 99.1

News Release

Investor Contact: Jeff Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012

Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Announces Closing of Offering
of $750 Million of 6.250% Senior Notes Due 2033

Long Beach, Calif., November 18, 2024 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today announced the closing of its previously announced offering of $750 million aggregate principal amount of 6.250% senior notes due 2033 (the “Notes”) sold in a private offering to individuals reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes bear interest at a rate of 6.250% per annum. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2025, and accrues from November 18, 2024. The Notes will mature on January 15, 2033.

After deducting fees and expenses payable by the Company, the net proceeds from the issuance and sale of the Notes were approximately $740 million (the “Net Proceeds”). The Company intends to use the Net Proceeds for general corporate purposes, which may include repayment of indebtedness, funding for acquisitions, share repurchases, capital expenditures, additions to working capital and capital contributions to the Company’s health plan subsidiaries to meet statutory requirements in new or existing states.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the benefit of, a U.S. person (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction where such offer, solicitation or sale is prohibited.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “intends,” “will,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements related to the Company’s offering of the Notes and the intended use of the Net Proceeds of the offering, which are subject to risks and uncertainties, including, without limitation, risks related to market and other general economic conditions. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and it cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of the date hereof, and, except as otherwise required by law, the Company disclaims any obligation to update any forward‑looking statements to conform the statement to actual results or changes in its expectations.

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